ADDENDUM I TO SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS

(The Fund - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting President of NORTHERN LIGHTS FUND TRUST, on behalf of the Rational Investor Fund (the “Fund”), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Fund and Custodian dated July 13, 2005, and that the signatures appearing opposite their names are true and correct:

James Dlugosch Name	Title	/s/ James Dlugosch Signature
John Imerman Name	Title	/s/ John Imerman Signature
Tim Clemens Name	Director Fund Acctng. - Administrator Title	/s/ Tim Clemens Signature
Andrew Rogers Name	Director Administration - Administrator Title	/s/ Andrew Rogers Signature
Michael McDermott Name	Senior Fund Accountant - Administrator Title	/s/ Michael McDermott Signature
Larie Lydick Name	Vice President - Transfer Agent Title	/s/ Larie Lydick Signature
Scott Lemmon Name	Manager - Transfer Agent Title	/s/ Scott Lemmon Signature
Kim Pulverenti Name	Team Member - Transfer Agent Title	/s/ Kim Pulverenti Signature
Bryan Kaminski Name	Team Member - Transfer Agent Title	/s/ Bryan Kaminski Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]                                                                By:      /s/ Michael J. Wagner

                                                                              Michael J. Wagner, President

Date:

ADDENDUM I TO SCHEDULE II

SERIES

THE RATIONAL INVESTOR FUND

Annual fee equal to:

1.5 basis points or 0.015% on first $100 million of net assets

1.0 basis points or 0.010% on net assets greater than $100 million

$12 on DTC Trades

$5 on checks and wires

Additional charges for foreign trades to be detailed in agreement

Out of pocket expenses for all services are not included.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Custody Agreement dated May 19, 2005, this 13th day of July, 2005.

            NORTHERN LIGHTS FUND TRUST              BANK OF NEW YORK

       By:_/s/ Michael J. Wagner_______         By:_/s/ Edward McGann_____________

              Michael J. Wagner, President

              ADDENDUM I FUND

            (THE RATIONAL INVESTOR FUND)

       By:__/s/ Dan S. Ahrens____________________________